================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):   December 15, 2000

                          ---------------------------


                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


            Delaware                       001-14057              61-1323993
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

                               One Vencor Place
                            680 South Fourth Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                Not Applicable
        (Former name or former address, if changed since last report.)



================================================================================

Items 1-4.  Not Applicable.

Item 5.     Other Events and Regulation FD Disclosure.

     Vencor, Inc., (the "Company") has announced that the United States Bankruptcy Court for the District of Delaware (the "Court") has approved the adequacy of the information contained in the Company's fourth amended disclosure statement and the short-form of the fourth amended disclosure statement (collectively, the "Disclosure Materials"). The Company intends to distribute the Disclosure Materials on or before December 29 to solicit approval of the Company's fourth amended plan of reorganization filed with the Court on December 14 (the "Amended Plan").

     The Court has established November 30, 2000 as the record date for determining parties entitled to vote on the Amended Plan and has approved the voting, balloting and solicitation procedures for the Amended Plan. In addition, the Court has scheduled a confirmation hearing on the Amended Plan for March 1, 2001.

     The Amended Plan and the related Disclosure Materials represent the Company's best efforts to embody understandings that it has reached with all of its major creditor constituencies. All parties have reserved their right to determine whether or not they will vote for the Amended Plan.

     In addition to the factors noted below, the confirmation and consummation of the Amended Plan are subject to a number of material conditions including, without limitation, the receipt of the requisite acceptances from various creditor classes to confirm the Amended Plan and the Court's determination that the Amended Plan satisfies the statutory requirements for confirmation under the bankruptcy code. There can be no assurance that the Amended Plan as submitted will be confirmed or consummated.

     A copy of the press release is included as an exhibit to this filing.

     Certain statements contained herein, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete and/or consummate the Company's Amended Plan; the ability of the Company to operate pursuant to the terms of its debtor-in-possession financing; the Company's ability to satisfy the conditions to effectuate a restated debtor-in-possession financing; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of its Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the United States government concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.


Item 6.      Not Applicable.

Item 7.      Financial Statements and Exhibits.

             (a)     Financial statements of businesses acquired.

                     Not applicable.

             (b)     Pro forma financial information.

                     Not applicable.

             (c)     Exhibits.

                     Exhibit 99.1  Press Release dated December 15, 2000.

Items 8-9.   Not Applicable.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 VENCOR, INC.



Dated:  December 18, 2000        By: /s/ Richard A. Lechleiter
                                     -------------------------
                                     Richard A. Lechleiter
                                     Vice President, Finance,
                                     Corporate Controller and
                                     Treasurer